Recent Results - Preliminary Q3 2005 Summary ($MM)

Revenue

|X|  September revenue was $129.5MM (+7% vs. plan, and +8% vs. YA)(1)

|X|  3rd quarter revenue is $322MM (+8% vs. YA, with unit volume -3%)(2)

|X|  2005 year-to-date revenue, through September, is $961MM (+6% vs. YA)


                                           Q3 2005                                  Q3 Year to Date
                           ------------------------------------------           ---------------------
                           Revenue         %vs. YA         Vol vs. YA           Revenue       %vs. YA
                           -------         -------         ----------           -------       -------
Automotive                 $  89.5          16%              4%                 $266.3         -1%

Carpet Cushion (1)            42.9          -3% (1)         -7% (1)              121.6         -2% (1)

Foam Products/CPG            152.5           9%             -4%                  460.4         15%

Tech Products                 31.0           0%              -                    93.2         -0%

Cuautitlan/Other               6.2         -13%            -10%                   20.2         -7%
                          ---------------------            ----               --------------------

Total                       $322.1           8%             -3%                 $961.6          6%



Profit

|X| Pro forma EBITDA for September was $5.2MM, $0.2MM ahead of the bank DIP forecast

|X| 3rd quarter pro forma EBITDA was $9.7MM - about level with our Q2 performance

|X| Q3 net income will be impacted by bank/advisor fees, asset/goodwill impairment charges, and other non-cash accounting items


______________________________
(1) Pro forma for the sale of Rubber and Felt business.
(2) Excludes anticipated inventory adjustment.